                                                            EXHIBIT (4)(a)(viii)



                          SEVENTH SUPPLEMENTAL INDENTURE
                                   DATED AS OF

                              ____________________


               This Seventh Supplemental Indenture, dated as of the _____ day of ______________, 2001 between CMS Energy Corporation, a corporation duly organized and existing under the laws of the State of Michigan (hereinafter called the "Company") and having its principal office at Fairlane Plaza South, 330 Town Center Drive, Suite 1100, Dearborn, Michigan 48126, and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), a New York banking corporation (hereinafter called the "Trustee") and having its principal Corporate Trust Office at 450 West 33rd Street, 15th Floor, New York, New York 10001.

                                   WITNESSETH:

               WHEREAS, the Company and the Trustee entered into an Indenture, dated as of January 15, 1994 (the "Original Indenture"), pursuant to which one or more series of debt securities of the Company (the "Securities") may be issued from time to time; and

               WHEREAS, Section 301 of the Original Indenture permits the terms of any series of Securities to be established in an indenture supplemental to the Original Indenture; and

               WHEREAS, Section 901(7) of the Original Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders of the Securities to establish the form and terms of the Securities of any series; and

               WHEREAS, the Company has requested the Trustee to join with it in the execution and delivery of this Seventh Supplemental Indenture in order to



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supplement and amend the Original Indenture by, among other things, establishing the form and terms of a series of Securities to be known as the Company's "General Term Notes(R), Series G (the "General Term Notes"), providing for the issuance of the General Term Notes and amending and adding certain provisions thereof for the benefit of the Holders of the General Term Notes; and

               WHEREAS, the Company and the Trustee desire to enter into this Seventh Supplemental Indenture for the purposes set forth in Sections 301 and 901(7) of the Original Indenture as referred to above; and

               WHEREAS, all things necessary to make this Seventh Supplemental Indenture a valid agreement of the Company and the Trustee and a valid supplement to the Original Indenture have been done,

---------------------------
(R)Registered servicemark of J. W. Korth & Company



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               NOW, THEREFORE, THIS SEVENTH SUPPLEMENTAL INDENTURE
               WITNESSETH:

               For and in consideration of the premises and the purchase of the General Term Notes to be issued hereunder by holders thereof, the Company and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the respective holders from time to time of the General Term Notes, as follows:

                                    ARTICLE I
                        STANDARD PROVISIONS; DEFINITIONS

               SECTION 101. Standard Provisions. The Original Indenture together with this Seventh Supplemental Indenture and all indentures supplemental thereto entered into pursuant to the applicable terms thereof are hereinafter sometimes collectively referred to as the "Indenture." All of the terms, conditions, covenants and provisions contained in the Original Indenture as heretofore supplemented are incorporated herein by reference in their entirety and, except as specifically noted herein or unless the context otherwise requires, shall be deemed to be a part hereof to the same extent as if such provisions had been set forth in full herein. All capitalized terms which are used herein and not otherwise defined herein are defined in the Indenture and are used herein with the same meanings as in the Indenture.

               SECTION 102. Definitions. Section 101 of the Indenture is amended to insert the new definitions applicable to the General Term Notes, in the appropriate alphabetical sequence, as follows:

               "Amortization Expense" means, for any period, amounts recognized during such period as amortization of capital leases, depletion, nuclear fuel, goodwill



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and assets classified as intangible assets in accordance with generally accepted accounting principles.

               "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness and
(y) the amount of such principal payment by (ii) the sum of all such principal payments.

               "Capital Lease Obligation" of a Person means any obligation that is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with generally accepted accounting principles; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with generally accepted accounting principles; the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty; and such obligation shall be deemed secured by a Lien on any property or assets to which such lease relates.

               "Capital Stock" means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock, including any Preferred Stock or Letter Stock; provided that Hybrid Preferred Securities shall not be considered Capital Stock for purposes of this definition.

               "Change in Control" means an event or series of events by which
(i) the Company ceases to own beneficially, directly or indirectly, at least 80% of the


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total voting power of all classes of Capital Stock then outstanding of Consumers
(whether arising from issuance of securities of the Company or Consumers, any direct or indirect transfer of securities by the Company or Consumers, any merger, consolidation, liquidation or dissolution of the Company or Consumers or otherwise); (ii) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have "beneficial ownership" of all shares that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the Voting Stock of the Company; or (iii) the Company consolidates with or merges into another corporation or directly or indirectly conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into the Company, in either event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities, or other property, other than any such transaction in which (A) the outstanding Voting Stock of the Company is changed into or exchanged for Voting Stock of the surviving corporation and (B) the holders of the Voting Stock of the Company immediately prior to such transaction retain, directly or indirectly, substantially proportionate ownership of the Voting Stock of the surviving corporation immediately after such transaction.

               "CMS Oil & Gas Co." means, CMS Oil & Gas Company., a Michigan corporation and wholly-owned subsidiary of the Company.

               "Consolidated Assets" means, at any date of determination, the aggregate assets of the Company and its Consolidated Subsidiaries determined on




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a consolidated basis in accordance with generally accepted accounting principles.

               "Consolidated Capital" means, at any date of determination, the sum of (a) Consolidated Indebtedness, (b) consolidated equity of the common stockholders of the Company and the Consolidated Subsidiaries, (c) consolidated equity of the preference stockholders of the Company and the Consolidated Subsidiaries (d) consolidated equity of the preferred stockholders of the Company and the Consolidated Subsidiaries and (e) the aggregate amount of all Hybrid Preferred Securities, in each case determined at such date in accordance with generally accepted accounting principles.

               "Consolidated Coverage Ratio" with respect to any period means the ratio of (i) the aggregate amount of Operating Cash Flow for such period to
(ii) the aggregate amount of Consolidated Interest Expense for such period.

               "Consolidated Indebtedness" means, at any date of determination, the aggregate Indebtedness of the Company and its Consolidated Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles provided, however that Consolidated Indebtedness shall not include any subordinated debt owned by any Hybrid Preferred Securities Subsidiary.

               "Consolidated Interest Expense" means, for any period, the total interest expense in respect of Consolidated Indebtedness of the Company and its Consolidated Subsidiaries, including, without duplication, (i) interest expense attributable to capital leases, (ii) amortization of debt discount, (iii) capitalized interest, (iv) cash and noncash interest payments, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and


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bankers' acceptance financing, (vi) net costs under Interest Rate Protection
Agreements (including amortization of discount) and (vii) interest expense in respect of obligations of other Persons deemed to be Indebtedness of the Company or any Consolidated Subsidiaries under clause (v) or (vi) of the definition of Indebtedness, provided, however, that Consolidated Interest Expense shall exclude any costs otherwise included in interest expense recognized on early retirement of debt.

               "Consolidated Leverage Ratio" means, at any date of determination, the ratio of Consolidated Indebtedness to Consolidated Capital.


               "Consolidated Net Income" means, for any period, the net income of the Company and its Consolidated Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles; provided, however, that there shall not be included in such Consolidated Net Income:

               (i) any net income of any Person if such Person is not a Subsidiary, except that (A) the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Consolidated Subsidiary as a dividend or other distribution and (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;



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



               (ii) any net income of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; and

               (iii) any gain or loss realized upon the sale or other disposition of any property, plant or equipment of the Company or its Consolidated Subsidiaries which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person.

               "Consolidated Net Worth" of any Person means the total of the amounts shown on the consolidated balance sheet of such Person and its consolidated subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, as of any date selected by such Person not more than 90 days prior to the taking of any action for the purpose of which the determination is being made (and adjusted for any material events since such date), as (i) the par or stated value of all outstanding Capital Stock plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit, (B) any amounts attributable to Redeemable Stock and (C) any amounts attributable to Exchangeable Stock.

               "Consolidated Subsidiary" means, any Subsidiary whose accounts are or are required to be consolidated with the accounts of the Company in accordance with generally accepted accounting principles.

               "Consumers" means Consumers Energy Company, a Michigan corporation, all of whose common stock is on the date hereof owned by the Company.


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               "Enterprises" means CMS Enterprises Company, a Michigan
corporation.

               "Event of Default" with respect to the General Term Notes has the meaning specified in Article VI of this Seventh Supplemental Indenture.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "Exchangeable Stock" means any Capital Stock of a corporation that is exchangeable or convertible into another security (other than Capital Stock of such corporation that is neither Exchangeable Stock, or Redeemable Stock).

               "Hybrid Preferred Securities" means any preferred securities issued by a Hybrid Preferred Securities Subsidiary, where such preferred securities have the following characteristics:

               (i) such Hybrid Preferred Securities Subsidiary lends substantially all of the proceeds from the issuance of such preferred securities to the Company or Consumers in exchange for subordinated debt issued by the Company or Consumers, respectively;

               (ii) such preferred securities contain terms providing for the deferral of distributions corresponding to provisions providing for the deferral of interest payments on such subordinated debt; and

               (iii) the Company or Consumers (as the case may be) makes periodic interest payments on such subordinated debt, which interest payments are in turn used by the Hybrid Preferred Securities Subsidiary to make corresponding payments to the holders of the Hybrid Preferred Securities.


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



               "Hybrid Preferred Securities Subsidiary" means any business trust (or similar entity)(i) all of the common equity interest of which is owned (either directly or indirectly through one or more wholly-owned Subsidiaries of the Company or Consumers) at all times by the Company or Consumers, (ii) that has been formed for the purpose of issuing Hybrid Preferred Securities and (iii) substantially all of the assets of which consist at all times solely of subordinated debt issued by the Company or Consumers (as the case may be) and payments made from time to time on such subordinated debt.

               "Indebtedness" of any Person means, without duplication,

               (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

               (ii)  all Capital Lease Obligations of such Person;

               (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

               (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of


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        such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

               (v) all obligations of the type referred to in clauses (i) through (iv) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable as obligor, guarantor or otherwise; and

               (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

               "Interest Rate Protection Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Company or any Subsidiary against fluctuations in interest rates.

               "Letter Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is intended to reflect the separate performance of certain of the businesses or operations conducted by such corporation or any of its subsidiaries.

               "Lien" means any lien, mortgage, pledge, security interest, conditional sale, title retention agreement or other charge or encumbrance of any kind.


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               "Net Proceeds" means, with respect to any issuance or sale or contribution in respect of Capital Stock, the aggregate proceeds of such issuance, sale or contribution, including the fair market value (as determined by the Board of Directors and net of any associated debt and of any consideration other than Capital Stock received in return) of property other than cash, received by the Company, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts, or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof, provided, however, that if such fair market value as determined by the Board of Directors of property other than cash is greater than $25 million, the value thereof shall be based upon an opinion from an independent nationally recognized firm experienced in the appraisal or similar review of similar types of transactions.

               "Non-Convertible Capital Stock" means, with respect to any corporation, any non-convertible Capital Stock of such corporation and any Capital Stock of such corporation convertible solely into non-convertible Capital Stock other than Preferred Stock of such corporation; provided, however, that Non-Convertible Capital Stock shall not include any Redeemable Stock or Exchangeable Stock.

               "Operating Cash Flow" means, for any period, with respect to the Company and its Consolidated Subsidiaries, the aggregate amount of Consolidated Net Income after adding thereto Consolidated Interest Expense (adjusted to include costs recognized on early retirement of debt), income taxes, depreciation expense, Amortization Expense and any noncash amortization of debt issuance costs, any nonrecurring, noncash charges to earnings and any negative accretion recognition.



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               "Other Rating Agency" means any of Fitch IBCA, Duff & Phelps or
Moody's Investors Service, Inc. Fitch Investors Service, L.P. or Moody's Investors Service, Inc., and any successor to any of these organizations which is a nationally recognized statistical rating organization.

               "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation; provided that Hybrid Preferred Securities shall not be considered "Preferred Stock" for purposes of this definition.

               "Redeemable Stock" means any Capital Stock that by its terms or otherwise is required to be redeemed prior to the first anniversary of the Maturity of any Outstanding General Term Notes or is redeemable at the option of the holder thereof at any time prior to the first anniversary of the Maturity of any Outstanding General Term Notes.

               "Restricted Subsidiary" means any Subsidiary (other than Consumers and its subsidiaries) of the Company which, as of the date of the Company's most recent quarterly consolidated balance sheet, constituted at least 10% of the total Consolidated Assets of the Company and its Consolidated Subsidiaries and any other Subsidiary which from time to time is designated a Restricted Subsidiary by the Board of Directors provided that no Subsidiary may be designated a Restricted Subsidiary if, immediately after giving effect thereto, an Event of Default or event that, with the lapse of time or giving of notice or both, would constitute an Event of Default would exist or the Company and its


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Restricted Subsidiaries could not incur at least $1 of additional Indebtedness under Section 510, and (i) any such Subsidiary so designated as a Restricted Subsidiary must be organized under the laws of the United States or any State thereof, (ii) more than 80% of the Voting Stock of such Subsidiary must be owned of record and beneficially by the Company or a Restricted Subsidiary, (iii) such Restricted Subsidiary must be a Consolidated Subsidiary, and (iv) such Subsidiary must not theretofore have been designated as a Restricted Subsidiary.

          "Standard & Poor's" shall mean Standard & Poor's Ratings Group, a division of McGraw Hill Inc., and any successor thereto which is a nationally recognized statistical rating organization, or if such entity shall cease to rate the General Term Notes or shall cease to exist and there shall be no such successor thereto, any other nationally recognized statistical rating organization selected by the Company which is acceptable to the Trustee.

               "Support Obligations" means, for any person, without duplication, any financial obligation, contingent or otherwise, of such person guaranteeing or otherwise supporting any debt or other obligation of any other person in any manner, whether directly or indirectly, and including, without limitation, any obligation of such person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such debt, (ii) to purchase property, securities or services for the purpose of assuring the owner of such debt of the payment of such debt, (iii) to maintain working capital, equity capital, available cash or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such debt, (iv) to provide equity capital under or in respect of equity subscription arrangements (to the extent that such obligation to provide equity capital does


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not otherwise constitute debt), or (v) to perform, or arrange for the performance of, any non-monetary obligations or non-funded debt payment obligations of the primary obligor.

               "Tax-Sharing Agreement" means the Amended and Restated Agreement for the Allocation of Income Tax Liabilities and Benefits, dated January 1, 1994, as amended or supplemented from time to time, by and among Company, each of the members of the Consolidated Group (as defined therein), and each of the corporations that become members of the Consolidated Group.

               Certain terms, used principally in Articles Three, Four and Seven of this Seventh Supplemental Indenture, are defined in those Articles.

                                   ARTICLE II

             DESIGNATION AND TERMS OF THE GENERAL TERM NOTES; FORMS


               SECTION 201. Establishment of Series. There is hereby created a series of Securities to be known and designated as the "General Term Notes(R), Series G and limited in aggregate principal amount (except as contemplated in Section 301(2) of the Indenture) to $300,000,000.

               Each General Term Note will be dated and issued as of the date of its authentication by the Trustee. Each General Term Note shall also bear an Original Issue Date (as hereinafter defined) which, with respect to any General Term Note (or any portion thereof), shall mean the date of its original issue, as specified in such General Term Note (the "Original Issue Date"), and such Original Issue Date shall remain the same if such General Term Note is subsequently issued upon transfer, exchange, or substitution of such General Term Note regardless of its date of authentication. Principal on any General Term


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Note shall become due and payable from nine months to twenty-five years from the
Original Issue Date of such General Term Note, as specified on such General Term Note.

               Each General Term Note will bear interest from the Original Issue Date, or from the most recent date to which interest has been paid or duly provided for, at the rate per annum stated therein until the principal thereof is paid or made available for payment. Interest will be payable either monthly, quarterly or semi-annually on each Interest Payment Date and at Maturity, as specified below and in each General Term Note. Interest will be payable to the person in whose name a General Term Note is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date; provided, however, interest payable at Maturity will be payable to the person to whom principal shall be payable. Interest on the General Term Notes will be computed on the basis of a 360-day year of twelve 30-day months.

               The Interest Payment Dates for a General Term Note that provides for monthly interest payments shall be the fifteenth day of each calendar month; provided, however, that in the case of a General Term Note issued between the first and fifteenth day of a calendar month, interest otherwise payable on the fifteenth day of such calendar month will be payable on the fifteenth day of the next succeeding calendar month. In the case of a General Term Note that provides for quarterly interest payments, the Interest Payment Dates shall be the fifteenth day of each of the months specified in such General Term Note, commencing on the day that is three months from (i) the day on which such General Term Note is issued, if such General Term Note is issued on the fifteenth day of a calendar month, or (ii) the fifteenth day of the calendar month immediately preceding the calendar month in which such General Term Note is issued, if such


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General Term Note is issued prior to the fifteenth day of a calendar month, or
(iii) the fifteenth day of the calendar month in which such General Term Note is issued, if such General Term Note is issued after the fifteenth day of a calendar month. In the case of a General Term Note that provides for semi-annual interest payments, the Interest Payment Dates shall be the fifteenth day of each of the months specified in such General Term Note, commencing on the day that is six months from (i) the day on which such General Term Note is issued, if such General Term Note is issued on the fifteenth day of a calendar month, or (ii) the fifteenth day of the calendar month immediately preceding the calendar month in which such General Term Note is issued, if such General Term Note is issued prior to the fifteenth day of a calendar month, or (iii) the fifteenth day of the calendar month in which such General Term Note is issued, if such General Term Note is issued after the fifteenth day of a calendar month.

               Payment of principal of the General Term Notes (and premium, if any) and, unless otherwise paid as hereinafter provided, any interest thereon will be made at the office or agency of the Company in New York, New York; provided, however, that payment of interest (other than interest at Maturity) may be made at the option of the Company by check or draft mailed to the Person entitled thereto at such Person's address appearing in the Security Register or by wire transfer to an account designated by such Person not later than ten days prior to the date of such payment.

               The Regular Record Date referred to in Section 301 of the Indenture for the payment of the interest on any General Term Note payable on any Interest Payment Date (other than at Maturity) shall be the first day (whether or not a Business Day) of the calendar month in which such Interest Payment Date occurs as is specified in such General Term Note, and, in the case of interest payable at Maturity, the Regular Record Date shall be the date of Maturity. Unless otherwise specified in such General Term Notes, the cities of New York, New York and Chicago, Illinois shall be the reference cities for determining a Business Day.

               The General Term Notes may be issued only as registered notes, without coupons, in denominations of $1,000 and any larger denomination which is in an integral multiple of $1,000.

               Upon the execution of this Seventh Supplemental Indenture, or from time to time thereafter, General Term Notes may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said General Term Notes in accordance with the procedures set forth in or upon a Company Order complying with Sections 301 and 303 of the Indenture.

               SECTION 202. Forms Generally. The General Term Notes shall be in substantially the form set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such General Term Notes, as evidenced by their execution thereof.

               The definitive General Term Notes shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such General Term Notes, as evidenced by their execution thereof.


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




                 SECTION 203. Form of Face of General Term Note.
                   [Insertany legend required by the Internal
                        Revenue Code and the regulations
                                  thereunder.]

                             CMS ENERGY CORPORATION
                         GENERAL TERM NOTE(R), SERIES G

No. ________                                                         $__________
                                                       [Initial Redemption Date]
               CMS Energy Corporation, a corporation duly organized and existing under the laws of the State of Michigan (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _________________________________, or registered assigns, the principal sum of ____________________ Dollars on __________________________ and to pay interest thereon from _____________ (the
"Original Issue Date") or from the most recent Interest Payment Date to which interest has been paid or duly provided for, [choose one of the following -- monthly/quarterly/semi-annually [insert as applicable -- on ___________ [________, ____________] and _________ in each [year/month], commencing
______________, and at Maturity at the rate of ____% per annum, until the principal hereof is paid or made available for payment [if applicable, insert --, and at the rate of ___% per annum on any overdue principal and premium and on any overdue installment of interest]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this General Term Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the first day of the calendar month in which such Interest


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



Payment Date occurs (whether or not a Business Day) next preceding such Interest Payment Date except that the Regular Record Date for interest payable at Maturity shall be the date of Maturity. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this General Term Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of General Term Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the General Term Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

               [If the General Term Note is not to bear interest prior to Maturity, insert -- The principal of this General Term Note shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal of this General Term Note shall bear interest at the rate of ___% per annum, which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of ____% per annum, which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

               Payment of the principal of (and premium, if any) and interest, if any, on this General Term Note will be made at the office or agency of the Company maintained for that purpose in New York, New York (the "Place of Payment"), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest (other than interest payable at Maturity) may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account designated by such Person not later than ten days prior to the date of such payment.

               Reference is hereby made to the further provisions of this General Term Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this General Term Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:


                                               CMS ENERGY CORPORATION


                                               By
                                                 ----------------------------

Attest:

-------------------------

               SECTION 204. Form of Reverse of General Term Note.

               This General Term Note(R), Series G is one of a duly authorized issue of securities of the Company (herein called the "General Term Notes"), issued and to be issued in one or more series under an Indenture, dated as of January 15, 1994, as supplemented by certain supplemental indentures, including the Seventh Supplemental Indenture, dated as of ________, 2001 (herein collectively referred to as the "Indenture"), between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), a New York banking corporation, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Holders of the General Term Notes and of the terms upon which the General Term Notes are, and are to be, authenticated and delivered. This General Term Note is one of the series designated on the face hereof, limited in aggregate principal amount to $300,000,000.

               [If applicable, insert -- The General Term Notes of this series are subject to redemption upon not more than 60 nor less than 30 days' notice as provided in the Indenture, at any time [on or after __________, _____,] as a whole or in part from time to time, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount):
If redeemed [on or before _____________, ___%, and if redeemed] during the 12-month period beginning ____________ of the years indicated,


                      Redemption                                                        Redemption
Year                    Price                              Year                           Price
----                  ----------                           ----                         ----------

and thereafter at a Redemption Price equal to ___% of the principal amount, together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such General Term Notes, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

               [Notwithstanding the foregoing, the Company may not, prior to __________, redeem this General Term Note as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an effective interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than the effective interest cost to the Company (similarly calculated) of this General Term Note.]

               [If the General Term Note is subject to redemption, insert -- In the event of redemption of this General Term Note in part only, a new General Term Note or Notes of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

               If a Change in Control occurs, the Company shall notify the Holder of this General Term Note of such occurrence and such Holder shall have the right to require the Company to make a Required Repurchase of all or any part of this General Term Note at a Change in Control Purchase Price equal to 101% of the principal amount of this General Term Note to be so purchased as more fully provided in the Indenture and subject to the terms and conditions set forth therein. In the event of a Required Repurchase of only a portion of this General Term Note, a new General Term Note or Notes for the unrepurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

               [If this General Term Note is subject to redemption upon exercising a Survivor's Option, insert -- As more fully provided in the Indenture and subject to the terms and conditions set forth therein, the Company will repay this General Term Note (or portion thereof) properly tendered for repayment by or on behalf of the person (the "Representative") that has authority to act on behalf of a deceased owner of the beneficial interest in this General Term Note under the laws of the appropriate jurisdiction (including, without limitation, the personal representative or executor of such deceased beneficial owner) at a price equal to 100% of the principal amount hereof plus accrued interest to the date of such repayment. Notwithstanding the foregoing, the Survivor's Option will not be available to persons who are surviving joint tenants or surviving tenants by the entirety. The Company may, in its sole discretion, limit the aggregate principal amount of all outstanding General Term Notes as to which exercises of this option (the "Survivor's Option") will be accepted in any calendar year to one percent (1%) of the outstanding principal amount of all General Term Notes as of the end of the most recent fiscal year, but not less than $500,000 in any such calendar year, or such greater amount as the Company in its sole discretion may determine for any calendar year, and may limit to $100,000, or such greater amount as the Company in its sole discretion may determine for any calendar year, the aggregate principal amount of General Term Notes (or portions thereof) as to which exercise of the Survivor's Option will be accepted in such calendar year with respect to any individual deceased owner of beneficial interests in such General Term Notes not in the Sixth Supplemental Indenture.

               [If the General Term Note is not an Original Issue Discount Security, insert -- If an Event of Default with respect to this General Term Note shall occur and be continuing, the principal of this General Term Note may be declared due and payable in the manner and with the effect provided in the Indenture.]

               In any case where any Interest Payment Date, Redemption Date, Repayment Date, Stated Maturity or Maturity of any General Term Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of the Indenture or this General Term Note), payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date or Repayment Date or at the Stated Maturity or Maturity; provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Repayment Date, Stated Maturity or Maturity, as the case may be, to such Business Day.

               The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of all Outstanding Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of all Outstanding Securities affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of all Outstanding Securities, on behalf of the Holders of all Outstanding Securities, to waive compliance by the Company with certain provisions of the Indenture. Any such consent or waiver by the Holder of this General Term Note shall be conclusive and binding upon such Holder and upon all future Holders of this General Term Note and of any General Term Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this General Term Note.

               The Indenture permits the Holders of not less than a majority in principal amount of all Outstanding Securities of any series thereunder to waive on behalf of the Holders of all Outstanding Securities of such series any past default by the Company, provided that no such waiver may be made with respect to a default in the payment of the principal of or premium, if any, or the interest on any Security of such series or the default by the Company in respect of certain covenants or provisions of the Indenture, the modification or amendment of which must be consented to by the Holder of each Outstanding Security of each series affected.

               As set forth in, and subject to, the provisions of the Indenture, no Holder of any General Term Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in principal amount of the Outstanding General Term Notes shall have made written request, and offered satisfactory indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding General Term Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (and premium, if any) or any interest on this General Term Note on or after the respective due dates expressed herein.

               No reference herein to the Indenture and no provision of this General Term Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this General Term Note at the times, place and rate, and in the coin or currency, herein prescribed.

               As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this General Term Note is registerable in the Security Register, upon surrender of this General Term Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this General Term Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new General Term Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

               The General Term Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, General Term Notes of this series are exchangeable for a like aggregate principal amount of General Term Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

               No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               [If this General Term Note is redeemable at the option of the Company, insert -- The Company shall not be required (i) to issue, register the transfer of or exchange this General Term Note if this General Term Note may be among those selected for redemption during a period beginning at the opening of business 15 days before selection of the General Term Notes to be redeemed under Section 1103 of the Indenture and ending at the close of business on the day of the mailing of the relevant notice of redemption, (ii) to register the transfer of or exchange any General Term Note so selected for redemption in whole or in part, except, in the case of any General Term Note to be redeemed in part, the portion thereof not to be redeemed, or (iii) to issue, register the transfer of or exchange any General Term Note which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such General Term Note not to be so repaid.]

               Prior to due presentment of this General Term Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this General Term Note is registered as the owner hereof for all purposes, whether or not this General Term Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

               All terms used in this General Term Note without definition which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


------------------------------
(R)Registered servicemark of J. W. Korth & Company


                         ------------------------------


               SECTION 205. Form of Legend for Global Notes. Any Global Note (as defined in Article VII below) authenticated and delivered hereunder shall bear a legend in substantially the following form:

               "This Security is a Global Note within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This General Term Note is not exchangeable for

        General Term Notes registered in the name of a Person other than the Depositary or its nominee except in the limited circumstances described in the Indenture, and no transfer of this General Term Note (other than a transfer of this General Term Note as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in the limited circumstances described in the Indenture."


               SECTION 206. Form of Trustee's Certificate of Authentication. The Trustee's certificates of authentication shall be in substantially the following form:

               This is one of the General Term Notes of the series designated therein referred to in the within-mentioned Indenture.


                                          -------------------------------------,
                                                                      as Trustee


                                          By
                                            ------------------------------------
                                                              Authorized Officer


                                   ARTICLE III

               REDEMPTION OF GENERAL TERM NOTES; CHANGE OF CONTROL

               SECTION 301. Redemption of General Term Notes. (a) Each General Term Note may be redeemed by the Company in whole or in part if so provided in, and in accordance with, the terms of such General Term Note issued by the Company. The Company may redeem any General Term Note which by its terms is redeemable prior to Stated Maturity without also redeeming any other General Term Note which is redeemable prior to Stated Maturity.

               (b) Change of Control. Upon the occurrence of a Change in Control (the effective date of such Change in Control being the "Change in Control Date"), each Holder of a General Term Note shall have the right to require that the Company repurchase (a "Required Repurchase") all or any part of such Holder's General Term Note at a repurchase price payable in cash equal to 101% of the principal amount of such General Term Note plus accrued interest to the Purchase Date (the "Change in Control Purchase Price").

               (1) Within 30 days following the Change in Control Date, the Company shall mail a notice (the "Required Repurchase Notice") to each Holder with a copy to the Trustee stating:

                      (i) that a Change in Control has occurred and that such Holder has the right to require the Company to repurchase all or any part of such Holder's General Term Notes at the Change of Control Purchase Price;

                      (ii)  the Change of Control Purchase Price;

                      (iii) the date on which any Required Repurchase shall be
               made (which shall be no earlier than 60 days nor later than 90 days from the date such notice is mailed) (the "Purchase Date");

                      (iv)  the name and address of the Paying Agent; and

                      (v) the procedures that Holders must follow to cause the General Term Notes to be repurchased, which shall be consistent with this Section and the Indenture.

               (2) Holders electing to have a General Term Note repurchased must deliver a written notice (the "Change in Control Purchase Notice") to the Paying Agent (initially the Trustee) at its office in The City of New York, or any other office of the Paying Agent maintained for such purposes, not later than 30 days prior to the Purchase Date. The Change in Control Purchase Notice shall state: (i) the portion of the principal amount of any General Term Notes to be repurchased, which portion must be $1,000 or an integral multiple thereof; (ii) that such General Term Notes are to be repurchased by the Company pursuant to the change in control provisions of the Indenture; and (iii) unless the General Term Notes are represented by one or more Global Notes, the certificate numbers of the General Term Notes to be delivered by the Holder thereof for repurchase by the Company. Any Change in Control Purchase Notice may be withdrawn by the Holder by a written notice of withdrawal delivered to the Paying Agent not later than three Business Days prior to the Purchase Date. The notice of withdrawal shall state the principal amount and, if applicable, the certificate numbers of the General Term Notes as to which the withdrawal notice relates and the principal amount of such General Term Notes, if any, which remains subject to a Change in Control Purchase Notice.

               If a General Term Note is represented by a Global Note (as described in Article VII below), the Depositary or its nominee will be the Holder of such General Term Note and therefore will be the only entity that can elect a Required Repurchase of such General Term Note. To obtain repayment pursuant to this Section 301(b) with respect to such General Term Note, the beneficial owner of such General Term Note must provide to the broker or other entity through which it holds the beneficial interest in such General Term Note (i) the Change in Control Purchase Notice signed by such beneficial owner, and such signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the

        United States, and (ii) instructions to such broker or other entity to notify the Depositary of such beneficial owner's desire to obtain repayment pursuant to this Section 301(b). Such broker or other entity will provide to the Paying Agent (i) the Change of Control Purchase Notice received from such beneficial owner and (ii) a certificate satisfactory to the Paying Agent from such broker or other entity stating that it represents such beneficial owner. Such broker or other entity will be responsible for disbursing any payments it receives pursuant to this Section 301(b) to such beneficial owner.

               (3) Payment of the Change of Control Purchase Price for a General Term Note for which a Change in Control Purchase Notice has been delivered and not withdrawn is conditioned (except in the case of a General Term Note represented by one or more Global Notes) upon delivery of such General Term Note (together with necessary endorsements) to the Paying Agent at its office in The City of New York, or any other office of the Paying Agent maintained for such purpose, at any time (whether prior to, on or after the Purchase Date) after the delivery of such Change in Control Purchase Notice. Payment of the Change of Control Purchase Price for such General Term Note will be made promptly following the later of the Purchase Date or the time of delivery of such General Term Note. If the Paying Agent holds, in accordance with the terms of the Indenture, money sufficient to pay the Change in Control Purchase Price of such General Term Note on the Business Day following the Purchase Date, then, on and after such date, interest will cease accruing, and, if applicable, amounts will no longer accrue on any such General Term Note that is an Original Issue Discount Security, whether or not such General Term Note is delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Change of Control Purchase Price upon delivery of the General Term Note).

               (4) The Company shall comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act, which may then be applicable and shall file Schedule 13E-4 or any other schedule required thereunder in connection with any offer by the Company to repurchase General Term Notes at the option of Holders upon a Change in Control.

               (5) No General Term Note may be repurchased by the Company as a result of a Change in Control if there has occurred and is continuing an Event of Default (other than a default in the Payment of the Change in Control Purchase Price with respect to the General Term Notes).

                                   ARTICLE IV

                              REPAYMENT UPON DEATH

               If so specified in any General Term Note, the Holder of such General Term Note will have the option (the "Survivor's Option") to elect repayment of such General Term Note prior to its Stated Maturity in the event of the death of the beneficial owner of such General Term Note.

               Pursuant to exercise of the Survivor's Option, if applicable, the Company will repay any General Term Note (or portion thereof) properly tendered for repayment by or on behalf of the person (the "Representative") that has authority to act on behalf of the deceased beneficial owner of such General Term Note under the laws of the appropriate jurisdiction (including, without limitation, the personal representative or executor of such deceased beneficial owner) at a price equal to one-hundred percent (100%) of the principal amount of the beneficial interest of the deceased owner of such General Term Note plus accrued interest to the date of such payment, subject to the following limitations. In order for a Holder to exercise the Survivor's Option, the deceased beneficial owner or his or her Representative must have individually or collectively held the General Term Note for 120 days.

The Company may, in its sole discretion, limit the aggregate principal amount of General Term Notes as to which exercises of the Survivor's Option will be accepted in any calendar year (the "Annual Put Limitation") to one percent (1%) of the outstanding principal amount of the General Term Notes as of the end of the most recent fiscal year, but not less than $500,000 in any such calendar year, or such greater amount as the Company in its sole discretion may determine for any calendar year, and may limit to $100,000, or such greater amount as the Company in its sole discretion may determine for any calendar year, the aggregate principal amount of General Term Notes (or portions thereof) as to which exercise of the Survivor's Option will be accepted in such calendar year with respect to any individual deceased owner of beneficial interests in such General Term Notes (the "Individual Put Limitation"). Moreover, the Company will not make principal repayments pursuant to exercise of the Survivor's Option in amounts that are less that $1,000, and, in the event that the limitations described in the preceding sentence would result in the partial repayment of any General Term Note, the principal amount of such General Term Note remaining outstanding after repayment must be at least $1,000 (the minimum authorized denomination of the General Term Notes). Any General Term Note (or portion thereof) tendered pursuant to exercise of the Survivor's Option may be withdrawn by a written request of its Holder received by the Trustee prior to its repayment.

               Each General Term Note (or portion thereof) that is tendered pursuant to a valid exercise of the Survivor's Option will be accepted promptly in the order all such General Term Notes are tendered, except for any General Term Note (or portion thereof) the acceptance of which would contravene (i) the Annual Put Limitation, if applied, or (ii) the Individual Put Limitation, if applied, with respect to the relevant individual deceased owner of beneficial interests therein.

If, as of the end of any calendar year, the aggregate principal amount of General Term Notes (or portions thereof) that have been accepted pursuant to exercise of the Survivor's Option for such year has not exceeded the Annual Put Limitation, if applied, for such year, any exercise(s) of the Survivor's Option with respect to General Term Notes (or portions thereof) not accepted during such calendar year because such acceptance would have contravened the Individual Put Limitation, if applied, with respect to an individual deceased owner of beneficial interests therein will be accepted in the order all such General Term Notes (or portions thereof) were tendered, to the extent that any such exercise would not exceed the Annual Put Limitation, if applied, for such calendar year. Any General Term Note (or portion thereof) accepted for repayment pursuant to exercise of the Survivor's Option will be repaid no later than the first Interest Payment Date that occurs 20 or more calendar days after the date of such acceptance. Each General Term Note (or any portion thereof) tendered for repayment that is not accepted in any calendar year because of the application of the Annual Put Limitation will be deemed to be tendered in the following calendar year in the order in which all such General Term Notes (or portions thereof) were originally tendered, unless any such General Term Note (or portion thereof) is withdrawn by the Representative for the deceased owner prior to its repayment. In the event that a General Term Note (or any portion thereof) tendered for repayment pursuant to valid exercise of the Survivor's Option is not accepted, the Trustee will deliver a notice by first-class mail to the registered Holder thereof at its last known address as indicated in the Security Register that states the reasons such General Term Note (or portion thereof) has not been accepted for repayment.

               Subject to the foregoing, in order for a Survivor's Option to be validly exercised with respect to any General Term Note (or portion thereof), the Trustee must receive from the Representative of the individual deceased owner of beneficial interests therein (i) a written request for payment signed by the Representative, and such signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, (ii) if any such General Term Note is not represented by a Global Note (as described in Article VII below), tender of the General Term Note (or portion thereof) to be repaid, (iii) appropriate evidence satisfactory to the Company and the Trustee that (A) the Representative has authority to act on behalf of the individual deceased beneficial owner, (B) the death of such beneficial owner has occurred and (C) the deceased individual was the owner of a beneficial interest in such General Term Note at the time of death, (iv) if applicable, a properly executed assignment or endorsement, and
(v) if the beneficial interest in such General Term Note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the Trustee from such nominee attesting to the deceased's ownership of a beneficial interest in such General Term Note. All questions as to the eligibility or validity of any exercise of the Survivor's Option will be determined by the Company, in its sole discretion, which determinations will be final and binding on all parties.

               If a General Term Note is represented by a Global Note (as described in Article VII below), the Depositary or its nominee will be the Holder of such General Term Note and therefore will be the only entity that can exercise the Survivor's Option for such General Term Note. To obtain repayment pursuant to exercise of the Survivor's Option with respect to such General Term Note, the Representative must provide to the broker or other entity through which the beneficial interest in such General Term Note is held by the deceased owner (i) the documents described in clauses (i) and (iii) of the preceding paragraph and
(ii) instructions to such broker or other entity to notify the Depositary of such Representative's desire to obtain repayment pursuant to exercise of the Survivor's Option. Such broker or other entity shall provide to the Trustee (i) the documents received from the Representative referred to in clause (i) of the preceding sentence and (ii) a certificate satisfactory to the Trustee from such broker or other entity stating that it represents the deceased beneficial owner and that such deceased beneficial owner or such deceased beneficial owner's Representative individually or collectively held such General Term Note for at least 120 days. Such broker or other entity will be responsible for disbursing any payments it receives pursuant to exercise of the Survivor's Option to the appropriate Representative.

                                    ARTICLE V
                       ADDITIONAL COVENANTS OF THE COMPANY
                     WITH RESPECT TO THE GENERAL TERM NOTES

               SECTION 501. Statement by Officers as to Default. (a) The Company will deliver to the Trustee, within 120 days after the end of each fiscal year a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Seventh Supplemental Indenture. For such purposes, such compliance shall be determined without regard to any period of grace or requirement of notice provided hereunder and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

               (b) The Company shall deliver to the Trustee, as soon as possible and in any event within 10 days after the Company becomes aware of the occurrence of an Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or default, and the action which the Company proposes to take with respect thereto.

               SECTION 502. Existence. So long as any of the General Term Notes are Outstanding, subject to Article 8 of the Indenture, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and all rights (charter and statutory) and franchises other than rights or franchises the loss of which would not be disadvantageous in any material respect to the Holders of the General Term Notes.

               SECTION 503. Maintenance of Properties. So long as any of the General Term Notes are Outstanding, the Company will cause all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business and not disadvantageous in any material respect to the Holders.

               SECTION 504. Payment of Taxes and Other Claims. So long as any of the General Term Notes are Outstanding, the Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any

Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount of which, applicability or validity is being contested in good faith by appropriate proceedings.

               SECTION 505. Insurance. So long as any of the General Term Notes are Outstanding, the Company shall, and each of its Restricted Subsidiaries and Consumers shall, keep insured by financially sound and reputable insurers all property of a character usually insured by entities engaged in the same or similar businesses similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such entities and carry such amounts of other insurance as is usually carried by such entities.

               SECTION 506. Compliance with Laws. So long as any of the General Term Notes are Outstanding, the Company shall, and each of its Restricted Subsidiaries and Consumers shall, comply in all material respects with all laws applicable to the Company or such Restricted Subsidiary or Consumers, as the case may be, its respective business and properties.

               SECTION 508. Limitation on Certain Liens. (a) So long as any of the General Term Notes are outstanding, the Company shall not create, incur, assume or suffer to exist any Lien or any other type of arrangement intended or having the effect of conferring upon a creditor of the Company or any Subsidiary a preferential interest (hereinafter in this Section referred to as a "Lien") upon or with respect to the Capital Stock of Consumers, Enterprises or CMS Oil and Gas Co. without making effective provision whereby the General Term Notes shall (so long as any such other creditor shall be so secured) be equally and ratably secured (along with any other creditor similarly entitled to be secured) by a direct Lien on all property subject to such Lien, provided, however, that the foregoing restrictions shall not apply to:

         (i) Liens for taxes, assessments or governmental charges or levies to the extent not past due;

         (ii) pledges or deposits to secure (a) obligations under workmen's compensation laws or similar legislation, (b) statutory obligations of the Company or (c) Support Obligations not to exceed $30 million at any one time outstanding;

         (iii) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations which are not overdue or which have been fully bonded and are being contested in good faith;

         (iv) purchase money Liens upon or in property acquired and held by the Company in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such property to be subject to such Liens, or Liens existing on any such property at the time of acquisition, or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that no such Lien shall extend to or cover any property other than the property being acquired and no such extension, renewal or replacement shall extend to or cover property not theretofore subject to the Lien being extended, renewed or replaced, and provided, further, that the aggregate principal amount of the Indebtedness at any one time outstanding secured by Liens permitted by this clause (iv) shall not exceed $10,000,000; and

        (v) Liens not otherwise permitted by clauses (i) through (iv) of this Section securing Indebtedness of the Company; provided that on the date such Liens are created, and after giving effect to such Indebtedness, the aggregate principal amount at maturity of all of the secured Indebtedness of the Company at such date shall not exceed 10% of Consolidated Assets at such date.

               SECTION 509. Limitation on Consolidation, Merger, Sale or Conveyance. In addition to the limitations set forth in Article 8 of the Indenture, so long as the General Term Notes are Outstanding and until the General Term Notes are rated BBB- or above (or an equivalent rating) by Standard & Poor's and one Other Rating Agency (or if Standard & Poor's shall change its rating system, an equivalent of such rating then employed by such organization) at which time the Company shall be permanently released from the following provisions, the Company shall not consolidate with or merge into any other Person or sell, lease or convey the property of the Company in the entirety or substantially as an entirety unless (i) immediately after giving effect to such transaction the Consolidated Net Worth of the surviving entity is at least equal to the Consolidated Net Worth of the Company immediately prior to the transaction, and (ii) after giving effect to such transaction, the surviving entity would be entitled to incur at least one dollar of additional Indebtedness (other than revolving Indebtedness to banks) without violation of the limitations in Section 510 hereof.

               SECTION 510. Limitation on Consolidated Indebtedness. (a) So long as any of the General Term Notes are Outstanding and until the General Term Notes are rated BBB- or above (or an equivalent rating) by Standard & Poor's and one Other

Rating Agency (or if Standard & Poor's shall change its rating system, an equivalent of such rating then employed by such organization) at which time the Company shall be permanently released from the provision of this Section 510, the Company shall not, and shall not permit any Restricted Subsidiary of the Company to, issue, create, assume, guarantee, incur or otherwise become liable for (collectively, "issue"), directly or indirectly, any Indebtedness unless (i) the Consolidated Coverage Ratio of the Company and its Consolidated Subsidiaries for the four consecutive fiscal quarters immediately preceding the issuance of such Indebtedness (as shown by a pro forma consolidated income statement of the Company and its Consolidated Subsidiaries for the four most recent fiscal quarters ending at least 30 days prior to the issuance of such Indebtedness after giving effect to (i) the issuance of such Indebtedness and (if applicable) the application of the net proceeds thereof to refinance other Indebtedness as if such Indebtedness was issued at the beginning of the period, (ii) the issuance and retirement of any other Indebtedness since the first day of the period as if such Indebtedness was issued or retired at the beginning of the period and (iii) the acquisition of any company or business acquired by the Company or any Subsidiary since the first day of the period (including giving effect to the pro forma historical earnings of such company or business), including any acquisition which will be consummated contemporaneously with the issuance of such Indebtedness, as if in each case such acquisition occurred at the beginning of the period) exceeds a ratio of 1.6 to 1.0 and (ii), immediately after giving effect to the issuance of such Indebtedness and (if applicable) the application of the net proceeds thereof to refinance other Indebtedness, the Consolidated Leverage Ratio is equal to or less than a ratio of 0.75 to 1.0.

               (b) Notwithstanding the foregoing paragraph, the Company or any Restricted Subsidiary may issue, directly or indirectly, the following
Indebtedness:

               (1) Revolving Indebtedness to banks not to exceed $1,000,000,000 in the aggregate outstanding principal amount at any time;

               (2) Indebtedness (other than Indebtedness described in clause (1) of this Subsection) outstanding on the date of the original Indenture, as set forth on Schedule 510(b)(2) attached hereto and made a part hereof, and Indebtedness issued in exchange for, or the proceeds of which are used to refund or refinance, any Indebtedness permitted by this clause (2); provided, however, that (i) the principal amount (or accreted value in the case of Indebtedness issued at a discount) of the Indebtedness so issued shall not exceed the principal amount (or accreted value in the case of Indebtedness issued at a discount) of, premium, if any, and accrued but unpaid interest on, the Indebtedness so exchanged, refunded or refinanced and (ii) the Indebtedness so issued
        (A) shall not mature prior to the stated maturity of the Indebtedness so exchanged, refunded or refinanced, (B) shall have an Average Life equal to or greater than the remaining Average Life of the Indebtedness so exchanged, refunded or refinanced and (C) if the Indebtedness to be exchanged, refunded or refinanced is subordinated to the General Term Notes, the Indebtedness is subordinated to the General Term Notes in right of payment;

               (3) Indebtedness of the Company owed to and held by a Subsidiary and Indebtedness of a Subsidiary owed to and held by the Company; provided, however, that, in the case of Indebtedness of the Company owed to and held by a Subsidiary, (i) any subsequent issuance or transfer of any Capital Stock that results in any such Subsidiary ceasing to be a Subsidiary or
        (ii) any transfer of such Indebtedness (except to the Company or a Subsidiary) shall be deemed for the purposes of this Subsection to constitute the issuance of such Indebtedness by the Company;

               (4) Indebtedness of the Company issued in exchange for, or the proceeds of which are used to refund or refinance, Indebtedness of the Company issued in accordance with Subsection (a) of this Section, provided that (i) the principal amount (or accreted value in the case of Indebtedness issued at a discount) of the Indebtedness so issued shall not exceed the principal amount (or accreted value in the case of Indebtedness issued at a discount) of, premium, if any, and accrued but unpaid interest on, the Indebtedness so exchanged, refunded or refinanced and (ii) the Indebtedness so issued (A) shall not mature prior to the stated maturity of the Indebtedness so exchanged, refunded or refinanced, (B) shall have an Average Life equal to or greater than the remaining Average Life of the Indebtedness so exchanged, refunded or refinanced and (C) if the Indebtedness to be exchanged, refunded or refinanced is subordinated to the General Term Notes, the Indebtedness so issued is subordinated to the General Term Notes in right of payment; and

               (5) Indebtedness of a Restricted Subsidiary issued in exchange for, or the proceeds of which are used to refund or refinance, Indebtedness of a Restricted Subsidiary issued in accordance with Subsection (a) of this Section, provided that (i) the principal amount (or accreted value in the case of Indebtedness issued at a discount) of the Indebtedness so issued shall not exceed the principal amount (or accreted value in the case of Indebtedness issued at a discount) of, premium, if any, and accrued but unpaid interest on, the Indebtedness so exchanged, refunded or refinanced and (ii) the Indebtedness so issued (A) shall not mature prior to the stated maturity of the Indebtedness so exchanged, refunded or refinanced and (B) shall have an Average Life equal to or greater than the remaining Average Life of the Indebtedness so exchanged, refunded or refinanced.

               SECTION 511. Limitation on Restricted Payments. (a) So long as the General Term Notes are Outstanding and until the General Term Notes are rated BBB- or above (or an equivalent rating) by Standard & Poor's and one Other Rating Agency (or if Standard & Poor's shall change its rating system, an equivalent of such rating then employed by such organization) at which time the Company shall be permanently released from the provision of this Section 511, the Company shall not, and shall not permit any Restricted Subsidiary of the Company, directly or indirectly, to (i) declare or pay any dividend or make any distribution on the Capital Stock of the Company to the direct or indirect holders of the Capital Stock of the Company (except dividends or distributions payable solely in Non-Convertible Capital Stock of the Company or in options, warrants or other rights to purchase such Non-Convertible Capital Stock and except dividends or distributions payable to the Company or a Subsidiary), (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company (any such dividend, distribution, purchase, redemption, other acquisition or retirement being hereinafter referred to as a "Restricted Payment") if at the time the Company or such Subsidiary makes such Restricted
Payment:

                      (1) an Event of Default, or an event that with the lapse of time or the giving of notice or both would constitute an Event of Default, shall have occurred and be continuing (or would result therefrom); or

                      (2) the aggregate amount of such Restricted Payment and all other Restricted Payments made since September 30, 1993, would exceed the sum of:

                      (A)  $120,000,000;

                      (B) 100% of Consolidated Net Income, accrued during the
               period (treated as one accounting period) from September 30, 1993 to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such sum shall be a deficit, minus 100% of the deficit); and

                      (C) the aggregate Net Proceeds received by the Company
               from the issue or sale of or contribution with respect to its Capital Stock subsequent to September 30, 1993.

For the purpose of determining the amount of any Restricted Payment not in the form of cash, the amount shall be the fair value of such Restricted Payment as determined in good faith by the Board of Directors, provided that if the value of the non-cash portion of such Restricted Payment as determined by the Board of Directors is in excess of $25 million, such value shall be based on the opinion from a nationally recognized firm experienced in the appraisal of similar types of transactions.

               (b)  The provisions of Section 511(a) shall not prohibit:

                      (i) any purchase or redemption of Capital Stock of the
               Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Redeemable Stock or

               Exchangeable Stock); provided, however, that such purchase or redemption shall be excluded from the calculation of the amount of Restricted Payments;

                      (ii) dividends or other distributions paid in respect of
               any class of the Company's Capital Stock issued in respect of the acquisition of any business or assets by the Company or a Restricted Subsidiary if the dividends or other distributions with respect to such Capital Stock are payable solely from the net earnings of such business or assets;

                      (iii) dividends paid within 60 days after the date of
               declaration thereof if at such date of declaration such dividend would have complied with this Section; provided, however, that at the time of payment of such dividend, no Event of Default shall have occurred and be continuing (or result therefrom), and provided further, however, that such dividends shall be included (without duplication) in the calculation of the amount of Restricted Payments; or

                      (iv)  payments pursuant to the Tax-Sharing Agreement.

               SECTION 512. Limitation on Transactions with Affiliates. So long as any of the General Term Notes are Outstanding, the Company shall not directly or indirectly, conduct any business or enter into any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with an Affiliate unless the terms of such business, transaction or series of transactions are as favorable to the Company as terms that could be obtainable at the time for a comparable transaction or series of related transactions in arm's-length dealings with an unrelated third Person. This Section shall not apply to (x) compensation paid to officers and directors of the Company which has been approved by the Board of Directors of the Company or (y) loans to the Company or an Affiliate pursuant to a global cash management program, which loans mature within one year from the date thereof.

                                   ARTICLE VI
                          ADDITIONAL EVENTS OF DEFAULT
                     WITH RESPECT TO THE GENERAL TERM NOTES

               SECTION 601. Definition. All of the events specified in Section 501 of the Indenture and the events specified in Section 602 of this Article shall be "Events of Default" with respect to the General Term Notes.

               SECTION 602. Additional Events of Default. As contemplated by Sections 301(15) and 501(7) of the Indenture, any one of the following events (whatever the reason for such Event of Default and whether or not it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall be an Event of Default with respect to the General Term Notes for all purposes of the Indenture:

               (a) a default or event of default in respect of any Indebtedness of the Company having an aggregate outstanding principal amount at the time of such default in excess of $25,000,000 shall occur which results in the acceleration of such Indebtedness or Indebtedness of the Company having an outstanding principal amount at maturity in excess of $25,000,000 shall not be paid at maturity thereof, which default shall not have been waived by the holder or holders of such Indebtedness within 30 days of such default; or

               (b) the entry of a final judgment or judgments against the Company aggregating in excess of $25,000,000 which remain undischarged or unbonded for a period (during which execution shall not be effectively stayed) of 60 days.

                                   ARTICLE VII

                                  GLOBAL NOTES

               The General Term Notes will be issued initially in the form of Global Notes. "Global Note" means a registered General Term Note evidencing one or more General Term Notes issued to a depositary (the "Depositary") or its nominee, in accordance with this Article and bearing the legend prescribed in this Article. A single Global Note will represent all General Term Notes issued on the same date and having the same terms, including, but not limited to, the same Interest Payment Dates, rate of interest, Stated Maturity, and redemption provisions (if any). The Company shall execute and the Trustee shall, in accordance with this Article and the Company Order with respect to the General Term Notes, authenticate and deliver one or more Global Notes in temporary or permanent form that (i) shall represent and shall be denominated in an aggregate amount equal to the aggregate principal amount of the General Term Notes to be represented by such Global Note or Notes, (ii) shall be registered in the name of the Depositary for such Global Note or Notes or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions and (iv) shall bear a legend substantially to the following effect: "Unless this Global Note is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of the Depositary or in such other name as is requested by the Depositary, any transfer, pledge or other use hereof for value or otherwise by or to any person shall be wrongful inasmuch as the registered owner hereof, the Depositary, has an interest herein."

               Notwithstanding Section 305 of the Indenture, unless and until it is exchanged in whole or in part for General Term Notes in definitive form, a Global Note representing one or more General Term Notes may not be transferred except as a whole by the Depositary, to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for General Term Notes or a nominee of such successor Depositary.

               If at any time the Depositary for the General Term Notes is unwilling or unable to continue as Depositary for the General Term Notes, the Company shall appoint a successor Depositary with respect to the General Term Notes. If a successor Depositary for the General Term Notes is not appointed by the Company by the earlier of (i) 90 days from the date the Company receives notice to the effect that the Depositary is unwilling or unable to act, or the Company determines that the Depositary is unable to act or (ii) the effectiveness of the Depositary's resignation or failure to fulfill its duties as Depositary, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive General Term Notes, will authenticate and deliver General Term Notes in definitive form in an aggregate principal amount equal to the principal amount of the Global Note or Notes representing such General Term Notes in exchange for such Global Note or Notes.

               The Company may at any time and in its sole discretion determine that the General Term Notes issued in the form of one or more Global Notes shall no longer be represented by such Global Note or Notes. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive General Term Notes, will authenticate and deliver General Term Notes in definitive form in an aggregate principal amount equal to the principal amount of the Global Note or Notes representing such General Term Notes in exchange for such Global Note or Notes.

               The Depositary for such General Term Notes may surrender a Global Note or Notes for such General Term Notes in exchange in whole or in part for General Term Notes in definitive form on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge:

                  (i) to each Person specified by such Depositary a new General
               Term Note or Notes, of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Note; and

                  (ii) to such Depositary a new Global Note in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Note and the aggregate principal amount of General Term Notes in definitive form delivered to Holders thereof.

               In any exchange provided for in this Article, the Company will execute and the Trustee will authenticate and deliver General Term Notes in definitive registered form in authorized denominations.

               Upon the exchange of a Global Note for General Term Notes in definitive form, such Global Note shall be canceled by the Trustee. General Term Notes in definitive form issued in exchange for a Global Note pursuant to this Article shall be registered in such names and in such authorized denominations as the Depositary for such Global Note, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or Security Registrar. The Trustee shall deliver such General Term Notes to the persons in whose names such General Term Notes are so registered.

                                  ARTICLE VIII

                                   DEFEASANCE


               All of the provisions of Article Fourteen of the Original Indenture shall be applicable to the General Term Notes. Upon satisfaction by the Company of the requirements of Section 1404 of the Indenture, in connection with any covenant defeasance (as provided in Section 1403 of the Indenture), the Company shall be released from its obligations under Article Eight of the Original Indenture and under Articles III and V of this Seventh Supplemental Indenture with respect to the General Term Notes.

                                   ARTICLE IX
                             SUPPLEMENTAL INDENTURES

               This Seventh Supplemental Indenture is a supplement to the Original Indenture. As supplemented by this Seventh Supplemental Indenture, the Original Indenture is in all respects ratified, approved and confirmed, and the Original Indenture and this Seventh Supplemental Indenture shall together constitute one and the same instrument.

               The Company may, by supplemental indenture, amend this Seventh Supplemental Indenture to provide for additional definitions, terms and provisions relating to

General Term Notes. Any such supplemental indenture shall not adversely affect the rights and privileges of Holders of General Term Notes issued prior to such supplemental indenture. Any such supplemental indenture may include, but is not limited to including, additional provisions permitting payment of General Term Notes prior to Stated Maturity at the option of the Holders, issuance of General Term Notes in currencies other than Dollars, and special provisions relating to interest rate provisions.

                                   TESTIMONIUM

               This Seventh Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

               IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first written above.

                                                   CMS ENERGY CORPORATION



                                                   By:
                                                      --------------------------




Attest:


                                                                (Corporate Seal)
----------------



                                                   JPMORGAN CHASE BANK
                                                     (formerly known as
                                                     THE CHASE MANHATTAN BANK)
                                                     as Trustee



                                                   By:
                                                      --------------------------

Attest:


                                                                (Corporate Seal)
-----------------

                               Schedule 510(b)(2)


Indebtedness of CMS Energy Corporation outstanding on January 20, 1994:


1.      $146,000,000 of Series A Senior Deferred Coupon Notes due 1997; and

2.      $248,000,000 of Series B Senior Deferred Coupon Notes due 1999.